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10.46
                               AMENDMENT TO THE
                           DIGITAL SOUND CORPORATION
                            1983 STOCK OPTION PLAN

              Approved by the Board of Directors on April 4, 1997

                 Approved by the Shareholders on May 23, 1997

Section 15 of the Digital Sound Corporation 1983 Stock Option Plan, as amended to date (the "Plan"), provides that the Board of Directors of Digital Sound Corporation (the "Corporation") may amend the Plan to increase the number of shares that may be issued under the Plan, provided that the shareholders of the Corporation approve such amendment. Pursuant to such Section 15, the Board of Directors therefore hereby amends the Plan as follows, subject to such shareholder approval:

     The first sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

          The maximum number of Shares that may be issued pursuant to Options granted under this Plan shall be 6,500,000 shares, subject to adjustment as provided in Section 11 below.